                                                  AMERICAN SKANDIA TRUST
                                                  SUB-ADVISORY AGREEMENT
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THIS  AGREEMENT  is between  American  Skandia  Investment  Services,  Incorporated  and  Prudential  Investments  LLC (the
"Investment Manager") and Massachusetts Financial Services Company (the "Sub-Adviser").

                                                    W I T N E S S E T H
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WHEREAS,  American  Skandia Trust (the "Trust") is a  Massachusetts  business  trust  organized  with one or more series of shares and is  registered  as an open-end  management  investment  company  under the  Investment  Company Act of 1940,  as amended (the "ICA"); and

WHEREAS,  the  Investment  Manager and the  Sub-Adviser  each is an  investment  adviser  registered  under the  Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the Board of Trustees of the Trust (the  "Trustees")  have engaged the  Investment  Manager to act as  investment manager  for the AST MFS Growth  Portfolio  (the  "Portfolio"),  one series of the Trust,  under the terms of a  management agreement, dated May 1, 2003, with the Trust (the "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the
Trustees have approved the engagement of the Sub-Adviser,  to provide  investment advice and other investment  services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.       Investment  Services.  The  Sub-Adviser  will  formulate  and  implement a continuous  investment  program for the
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Portfolio.  The  appropriate  officers and employees of the  Sub-Adviser  will be available to consult with the  Investment
Manager,  the Trust and Trustees at  reasonable  times and upon  reasonable  notice  concerning  the business of the Trust, including  valuations  of securities  which are not  registered  for public sale,  not traded on any  securities  market or otherwise  may be  deemed  illiquid  for  purposes  of the ICA;  provided  it is  understood  that the  Sub-Adviser  is not responsible for daily pricing of the Portfolio's assets.

         Subject to the supervision and control of the Investment Manager,  which in turn is subject to the supervision and control of the Trustees,  the  Sub-Adviser in its discretion will determine which issuers and securities will be purchased, held,  sold or exchanged by the Portfolio or otherwise  represented in the  Portfolio's  investment  portfolio from time to time and,  subject to the  provisions of paragraph 3 of this  Agreement,  will place orders with and give  instructions  to brokers,  dealers  and  others  for all such  transactions  and cause  such  transactions  to be  executed.  Custody of the
Portfolio  will be  maintained  by a custodian  bank (the  "Custodian")  and the  Investment  Manager  will  authorize  the
Custodian to honor  orders and  instructions  by  employees of the  Sub-Adviser  designated  by the  Sub-Adviser  to settle transactions  in respect of the  Portfolio.  No assets may be withdrawn  from the  Portfolio  other than for  settlement of transactions  on behalf of the Portfolio  except upon the written  authorization  of appropriate  officers of the Trust who shall have been certified as such by proper authorities of the Trust prior to the withdrawal.

         The Sub-Adviser will not be responsible for the provision of  administrative,  bookkeeping or accounting  services to the  Portfolio  except  as  specifically  provided  herein,  as  required  by the ICA or the  Advisers  Act or as may be necessary for the  Sub-Adviser to supply to the  Investment  Manager,  the Portfolio or the  Portfolio's  shareholders  the information  required to be provided by the  Sub-Adviser  hereunder.  Any records  maintained  hereunder by the Sub-adviser pursuant  to the ICA or the  Advisers  Act  shall  be the  property  of the  Portfolio  and  shall  be  surrendered  by the
Sub-adviser to the Trust or the Investment  Manager promptly upon request,  provided that the Sub-Adviser may retain copies of those records.

         In furnishing  the services under this  Agreement,  the  Sub-Adviser  will comply with and use its best efforts to enable the  Portfolio to conform to the  requirements  of: (i) the ICA and the  regulations  promulgated  thereunder;  (ii)
Subchapters L and M (including,  respectively,  Section 817(h) and Sections 851(b)(1), (2) and (3)) of the Internal Revenue
Code and the  regulations  promulgated  thereunder;  (iii) other  applicable  provisions  of state or federal law; (iv) the
Agreement  and  Declaration  of Trust and  By-laws of the  Trust;  (v)  policies  and  determinations  of the Trust and the
Investment Manager provided to the Sub-Adviser in writing;  (vi) the fundamental and  non-fundamental  investment  policies and restrictions  applicable to the Portfolio,  as set out in the Prospectus and Statement of Additional Information of the
Trust as in effect from time to time (the "Registration  Statement"),  or as such investment policies and restrictions from time to time may be amended by the  Portfolio's  shareholders  or the  Trustees  and  communicated  to the  Sub-Adviser  in writing;  (vii) the Registration  Statement;  and (viii) investment  guidelines or other  instructions  received in writing from the Investment  Manager.  Notwithstanding  the foregoing,  the Sub-Adviser shall have no responsibility to comply with limitations or  restrictions  for which  information  from the Investment  Manager or its authorized  agents is required to enable the  Sub-Adviser  to comply  with such  limitations  or  restrictions  unless  such  information  is provided to the
Sub-adviser in writing.  The Sub-Adviser shall supervise and monitor the activities of its  representatives,  personnel and agents in connection with the investment program of the Portfolio.

         Nothing in this Agreement shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide  investment  advice and other  services  to the  Portfolio  or to series or  portfolios  of the Trust for which the
Sub-Adviser  does not provide such services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Portfolio or such other series or portfolios.  The  Sub-Advisor and the Investment  Manager  understand and agree that if the Investment Manager manages the Portfolio in a  "manager-of-managers"  style, the Investment Manager will, among other things,  (i)  continually  evaluate the  performance of the Sub-Advisor  through  quantitative  and qualitative analysis and  consultations  with the  Sub-Advisor,  (ii)  periodically  make  recommendations  to the Trust's  Board as to whether the contract  with one or more  sub-advisors  should be renewed,  modified or  terminated,  and (iii)  periodically report to the Trust's Board regarding the results of its evaluation and monitoring  functions.  The Sub-Advisor  recognizes that its services may be terminated or modified pursuant to this process.

         The Sub-Advisor  acknowledges  that the Investment  Manager and the Trust intend to rely on Rules 17a-10 and 10f-3 under the ICA, to the extent  applicable,  and the  Sub-Advisor  hereby  agrees  that it shall not  consult  with any other
Sub-Advisor to the Portfolio or the Trust with respect to transactions  in securities for the Portfolio's  portfolio or any other  transactions of Portfolio  assets.  The Sub-Advisor  further  acknowledges  that it shall not consult with any other sub-advisor  of the Portfolio  that is a principal  underwriter  or an affiliated  person of a principal  underwriter  with respect to transactions  in securities for the Portfolio's  portfolio or any other  transactions of Portfolio  assets,  and that its investment  advisory  responsibilities  as set forth in this Agreement are limited to such discrete portion of the
Portfolio's portfolio as determined by the Investment Manager.

         Unless the Investment  Manager gives the Sub-Adviser  written  instructions  specifying a different  procedure for voting  proxies,  the  Sub-Adviser  shall,  in good  faith and in a manner  that it  reasonable  believes  best  serves the interests  of the  Portfolio's  shareholders,  direct the  Portfolio's  custodian  as to how to vote such proxies as may be necessary  or advisable in  connection  with any matters  submitted to a vote of  shareholders  of  securities  held by the
Portfolio.  The  Sub-Adviser  shall be responsible  for the preparation and filing of Schedule 13G and Form 13-F reflecting the Portfolio's  securities  holdings.  The Sub-Adviser shall not be responsible for the preparation or filing of any other reports required of the Portfolio by any governmental or regulatory agency, except as expressly agreed to in writing.

2.       Investment  Advisory  Facilities.  The  Sub-Adviser,  at  its  expense,  will  furnish  all  necessary  investment
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facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.       Execution of Portfolio  Transactions.  In connection  with the  investment and  reinvestment  of the assets of the
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Portfolio,  the Sub-Adviser is responsible for the selection of  broker-dealers  to execute purchase and sale  transactions for the Portfolio in conformity with the policy regarding brokerage as set forth in the Registration  Statement,  or as the
Trustees may determine  from time to time, as well as the  negotiation  of brokerage  commission  rates with such executing broker-dealers.  Generally,  the  Sub-Adviser's  primary  consideration in placing Portfolio  investment  transactions with broker-dealers  for execution  will be to obtain,  and maintain the  availability  of, best execution at the best available price.

         Consistent with this policy, the Sub-Adviser,  in selecting  broker-dealers and negotiating  brokerage  commission rates, will take all relevant factors into  consideration,  which may include:  the best price available;  the reliability, integrity and financial  condition of the  broker-dealer;  the size of and difficulty in executing the order; and the value of the expected  contribution of the  broker-dealer to the investment  performance of the Portfolio on a continuing  basis.
Subject to such policies and  procedures as the Trustees may determine,  the  Sub-Adviser  shall have  discretion to effect investment  transactions for the Portfolio through  broker-dealers  (including,  to the extent permissible under applicable law,  broker-dealers  affiliated with the Sub-Adviser)  qualified to obtain best execution of such transactions who provide brokerage and/or research services,  as such services are defined in section 28(e) of the Securities  Exchange Act of 1934, as amended  (the "1934  Act"),  and to cause the  Portfolio  to pay any such  broker-dealers  an amount of  commission  for effecting a  portfolio  investment  transaction  in excess of the amount of  commission  another  broker-dealer  would have charged for  effecting  that  transaction,  if the  Sub-Adviser  determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such  broker-dealer,  viewed in terms of either that  particular  investment  transaction  or the  Sub-Adviser's  overall  responsibilities  with  respect to the
Portfolio  and other  accounts as to which the  Sub-Adviser  exercises  investment  discretion  (as such term is defined in section  3(a)(35) of the 1934 Act).  Allocation  of orders  placed by the  Sub-Adviser  on behalf of the  Portfolio to such broker-dealers  shall be in such amounts and  proportions as the  Sub-Adviser  shall  determine in good faith in conformity with its  responsibilities  under  applicable  laws,  rules and  regulations.  The Sub-Adviser  will submit reports on such allocations to the Investment  Manager  regularly as requested by the Investment  Manager,  in such form as may be mutually agreed to by the parties  hereto,  indicating  the  broker-dealers  to whom such  allocations  have been made and the basis therefor.

         Subject to the foregoing  provisions of this paragraph 3, the Sub-Adviser may also consider sales of shares of the
Portfolio,  or may consider or follow  recommendations  of the  Investment  Manager that take such sales into  account,  as factors in the selection of broker-dealers to effect the Portfolio's  investment  transactions.  Notwithstanding the above, nothing shall require the  Sub-Adviser  to use a  broker-dealer  which  provides  research  services or to use a particular broker-dealer which the Investment Manager has recommended.

4.       Reports by the Sub-Adviser.  The Sub-Adviser  shall furnish the Investment  Manager monthly,  quarterly and annual
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reports,  as may be mutually agreed concerning the transactions,  performance,  and compliance of the Portfolio so that the
Investment  Manager may review such matters and discuss the management of the Portfolio.  The Sub-Adviser  shall permit the books and records  maintained  with  respect to the  Portfolio  to be inspected  and audited by the Trust,  the  Investment
Manager or their  respective  agents at all reasonable  times during normal  business  hours upon  reasonable  notice.  The
Sub-Adviser  shall  immediately  notify both the  Investment  Manager and the Trust of any legal process  served upon it in connection with its activities  hereunder,  including any legal process served upon it on behalf of the Investment Manager, the Portfolio or the Trust.  The Sub-Adviser  shall  reasonably  promptly notify the Investment  Manager of (1) any changes in any information  regarding the Sub-Adviser or the investment  program for the Portfolio  required to be disclosed in the
Trust's  Registration  Statement,  or (2) any  violation of any  requirement,  provision,  policy or  restriction  that the
Sub-adviser is aware of and required to comply with under Section 1 of this Agreement.

5.       Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser  is computed at an annual
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rate.  The fee shall be payable  monthly in  arrears,  based on the  average  daily net  assets of the  Portfolio  for each month, at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Portfolio  shall be valued as set forth in the Registration  Statement.  If this Agreement is terminated,  the payment  described herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered  as partners  or  participants  in a joint venture.  The  Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be  obligated  to pay any  expenses  of the  Investment  Manager,  the  Portfolio  or the  Trust.  Except as  otherwise specifically  provided  herein,  the  Investment  Manager,  the  Portfolio  and the Trust will not be  obligated to pay any expenses of the Sub-Adviser.

6.       Delivery of  Documents to the  Sub-Adviser.  The  Investment  Manager has  furnished  the  Sub-Adviser  with true,
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correct and complete copies of each of the following documents:

         (a)      The Agreement and Declaration of Trust of the Trust, as in effect on the date hereof;

         (b)      The By-laws of the Trust, as in effect on the date hereof;

         (c)      The resolutions of the Trustees  approving the engagement of the Sub-Adviser as portfolio  manager of the
                  Portfolio and approving the form of this Agreement;

         (d)      The resolutions of the Trustees  selecting the Investment  Manager as investment manager to the Portfolio and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Trust and of the Investment Manager, as in effect on the date hereof;

(g)      The Registration Statement; and

         (h)      A list of companies the  securities  of which are not to be bought or sold for the  Portfolio  (such list shall include each security name and CUSIP number,  SEDOL number and/or  applicable  ticker symbol) and a list of affiliated brokers and underwriters for reporting  transactions under Rules 17e-1 and 10f-3 under the ICA.

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a)  through  (f)  above  will be  provided  within 30 days of the time such  materials  become  available  to the
Investment  Manager.  Such  amendments or  supplements  as to item (h) above will be provided not later than the end of the business  day next  following  the date  such  amendments  or  supplements  become  known to the  Investment  Manager.  Any amendments or  supplements  to the  foregoing  will not be deemed  effective  with respect to the  Sub-Adviser  until three business days after the  Sub-Adviser's  receipt thereof.  The Investment  Manager will provide such additional  information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7.       Delivery of Documents to the Investment  Manager.  The Sub-Adviser has furnished the Investment Manager with true,
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correct and complete copies of each of the following documents:

         (a)      The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

         (b)      The Sub-Adviser's most recent balance sheet;

         (c)      Separate  lists of persons who the  Sub-Adviser  wishes to have  authorized  to give written  and/or oral instructions to Custodians of Trust assets for the Portfolio; and

         (d)      The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements will be  provided  within 30 days of the time such  materials  become  available  to the  Sub-Adviser.  Any  amendments  or supplements  to the foregoing  will not be deemed  effective  with respect to the  Investment  Manager until the Investment
Manager's receipt thereof.  The Sub-Adviser will provide  additional  information as the Investment  Manager may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8.       Confidential  Treatment.  The parties hereto  understand  that any information or  recommendation  supplied by the
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Sub-Adviser in connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the  Investment  Manager,  the Trust or such persons the  Investment  Manager may designate in connection  with the
Portfolio,  who shall be under the same  obligation of  confidentiality.  The parties also  understand that any information supplied to the  Sub-Adviser  in connection  with the  performance  of its  obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the  Portfolio,  is to be regarded as  confidential and for use only by the  Sub-Adviser in connection with its obligation to provide  investment  advice and other services to the Portfolio.

9.       Representations  of the Parties.  Each party hereto hereby further  represents and warrants to the other that: (i)
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it is  registered as an  investment  adviser under the Advisers Act and is registered or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its  registration  should not be suspended or  terminated;  and (iv) it is duly  authorized  to enter into this Agreement and to perform its obligations hereunder.

         The Sub-Adviser  further  represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1(b)
of the ICA.  The  Sub-Adviser  shall be  subject  to such Code of Ethics  and shall  not be  subject  to any other  Code of
Ethics,  including  the  Investment  Manager's  Code  of  Ethics,  unless  specifically  adopted  by the  Sub-Adviser.  The
Investment  Manager further  represents and warrants to the Sub-Adviser  that (i) the appointment of the Sub-Adviser by the
Investment  Manager  has been duly  authorized  and (ii) it has  acted  and will  continue  to act in  connection  with the transactions  contemplated  hereby, and the transactions  contemplated  hereby are, in conformity with the ICA, the Trust's governing documents and other applicable law.

10.      Liability.  In the absence of willful  misfeasance,  bad faith,  gross  negligence  or reckless  disregard for its
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obligations  hereunder,  the Sub-Adviser shall not be liable to the Trust, the Portfolio,  the Portfolio's  shareholders or the  Investment  Manager  for any act or  omission  resulting  in any  loss  suffered  by the  Trust,  the  Portfolio,  the
Portfolio's shareholders or the Investment Manager in connection with any service to be provided herein.

11.      Other  Activities  of the  Sub-Adviser.  The  Investment  Manager  agrees  that  the  Sub-Adviser  and  any of its
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directors,  officers or employees,  and persons  affiliated  with the  Sub-Adviser  or with any such  director,  officer or employee,  may render  investment  management  or advisory  services to other  investors  and  institutions,  and that such investors and  institutions  may own,  purchase or sell,  securities  or other  interests in property that are the same as, similar to, or different  from those which are selected for purchase,  holding or sale for the  Portfolio.  The  Investment
Manager  further  acknowledges  that  the  Sub-Adviser  shall  be in all  respects  free to take  action  with  respect  to investments  in  securities  or other  interests  in property  that are the same as,  similar to, or  different  from those selected for purchase,  holding or sale for the Portfolio.  The Investment  Manager  understands that the Sub-Adviser shall not favor or disfavor any of the Sub-Adviser's  clients or class of clients in the allocation of investment  opportunities, so that to the extent practical,  such  opportunities  will be allocated among the  Sub-Adviser's  clients over a period of time on a fair and equitable  basis.  Nothing in this  Agreement  shall impose upon the  Sub-Adviser  any obligation (i) to purchase or sell, or recommend for purchase or sale, for the Portfolio any security which the  Sub-Adviser,  its directors, officers,  affiliates or employees may purchase or sell for the Sub-Adviser or such director's,  officer's,  affiliate's or employee's  own  accounts or for the account of any other  client of the  Sub-Adviser,  advisory or  otherwise,  or (ii) to abstain from the purchase or sale of any security for the  Sub-Adviser's  other clients,  advisory or otherwise,  which the
Investment Manager has placed on the list provided pursuant to paragraph 6(g) of this Agreement.

12.      Continuance  and  Termination.  This  Agreement  shall  remain in full force and effect for one year from the date
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hereof,  and is  renewable  annually  thereafter  by  specific  approval  of the  Trustees  or by vote of a majority of the outstanding  voting  securities  of the  Portfolio.  Any such  renewal  shall be  approved by the vote of a majority of the
Trustees who are not  interested  persons  under the ICA,  cast in person at a meeting  called for the purpose of voting on such renewal.  This Agreement may be terminated  without  penalty at any time by the Investment  Manager or the Sub-Adviser upon 60 days written  notice,  and will  automatically  terminate in the event of (i) its  "assignment"  by either party to this  Agreement,  as such term is defined in the ICA,  subject to such  exemptions as may be granted by the  Securities and
Exchange  Commission by rule,  regulation or order,  or (ii) upon  termination  of the Management  Agreement,  provided the
Sub-Adviser has received prior written notice thereof.

13.      Notification.  The  Sub-Adviser  will notify the Investment  Manager within a reasonable time of any change in the
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personnel  of the  Sub-Adviser  with  responsibility  for making  investment  decisions in relation to the  Portfolio  (the
"Portfolio  Manager(s)")  or who have been  authorized to give  instructions  to the Custodian.  The  Sub-Adviser  shall be responsible  for  reasonable  out-of-pocket  costs and expenses  incurred by the Investment  Manager,  the Portfolio or the
Trust to amend or  supplement  the Trust's  Prospectus  to reflect a change in Portfolio  Manager(s) or otherwise to comply with the ICA,  the  Securities  Act of 1933,  as amended (the "1933 Act") or any other  applicable  statute,  law,  rule or regulation,  as a result of such change;  provided,  however,  that the Sub-Adviser shall not be responsible for such costs and expenses where the change in Portfolio  Manager(s)  reflects the termination of employment of the Portfolio  Manager(s)
with the  Sub-Adviser  and its  affiliates  or is the  result of a request  by the  Investment  Manager  or is due to other circumstances beyond the Sub-Adviser's control.

         Any notice,  instruction or other  communication  required or  contemplated by this Agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Adviser:               Massachusetts Financial Services Company
                           500 Boylston Street
                           Boston, Massachusetts 02116
                           Attention: James R. Bordewick Jr., Esq.

Trust:                     American Skandia Trust
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.      Indemnification.  The  Sub-Adviser  agrees to indemnify and hold harmless the Investment  Manager,  any affiliated
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person within the meaning of Section 2(a)(3) of the ICA  ("affiliated  person") of the Investment  Manager and each person, if any who,  within the meaning of Section 15 of the 1933 Act,  controls  ("controlling  person") the  Investment  Manager, against any and all losses,  claims,  damages,  liabilities or litigation  (including reasonable legal and other expenses), to which the  Investment  Manager or such  affiliated  person or controlling  person of the  Investment  Manager may become subject under the 1933 Act, the ICA, the Advisers Act, under any other statute,  law, rule or regulation,  at common law or otherwise,  arising  out of the  Sub-Adviser's  responsibilities  hereunder  (1) to the  extent  of and as a result  of the willful  misconduct,  bad  faith,  or  gross  negligence  by  the  Sub-Adviser,  any  of  the  Sub-Adviser's  employees  or representatives  or any  affiliate of or any person acting on behalf of the  Sub-Adviser,  or (2) as a result of any untrue statement or alleged  untrue  statement of a material  fact  relating to the  Sub-Adviser  or the  investment  policies and restrictions  to be  followed by the  Sub-Adviser  in managing  the  Portfolio  contained  in the  Registration  Statement, including any amendment  thereof or any  supplement  thereto,  or the omission or alleged  omission to state therein such a material  fact  required  to be stated  therein or  necessary  to make the  statement  therein  not  misleading,  if such a statement or omission was made in reliance upon and in conformity  with written  information  furnished by the  Sub-Adviser to the Investment Manager,  the Portfolio,  the Trust or any affiliated person of the Investment Manager,  the Portfolio or the Trust or upon verbal  information  confirmed by the  Sub-Adviser  in writing,  or (3) to the extent of, and as a result of, the failure of the Sub-Adviser to execute,  or cause to be executed,  portfolio  investment  transactions  according to the best execution requirements of the ICA; provided,  however, that in no case is the Sub-Adviser's  indemnity in favor of
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the Investment  Manager or any affiliated  person or  controlling  person of the Investment  Manager deemed to protect such person  against any  liability to which any such person would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.

         The  Investment  Manager  agrees to indemnify  and hold harmless the  Sub-Adviser,  any  affiliated  person of the
Sub-Adviser  and each  controlling  person  of the  Sub-Adviser,  if any,  against  any and all  losses,  claims,  damages, liabilities or litigation  (including  reasonable  legal and other  expenses),  to which the Sub-Adviser or such affiliated person or  controlling  person of the  Sub-Adviser  may become subject under the 1933 Act, the ICA, the Advisers Act, under any  other  statute,  law,  rule or  regulation,  at common  law or  otherwise,  arising  out of the  Investment  Manager's responsibilities  as investment  manager of the  Portfolio (1) to the extent of and as a result of the willful  misconduct, bad faith, or gross negligence by the Investment Manager,  any of the Investment  Manager's employees or representatives or any affiliate of or any person acting on behalf of the Investment  Manager,  or (2) as a result of any untrue  statement or alleged untrue statement of a material fact contained in the  Registration  Statement,  including any amendment  thereof or any  supplement  thereto,  or the  omission or alleged  omission  to state  therein a material  fact  required to be stated
therein or necessary to make the statement  therein not misleading,  if such a statement or omission was made other than in reliance upon and in conformity with written  information  furnished by the  Sub-Adviser,  or any affiliated  person of the
Sub-Adviser,  relating to the Sub-Adviser or the investment  policies and restrictions to be followed by the Sub-Adviser in managing the Portfolio or other than upon any such verbal  information  confirmed by the Sub-Adviser in writing;  provided,
                                                                                                                  --------
however,  that in no case is the Investment  Manager's  indemnity in favor of the  Sub-Adviser or any affiliated  person or
-------
controlling  person of the  Sub-Adviser  deemed to protect such person against any liability to which any such person would otherwise be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless  disregard of its obligations  and duties under this Agreement.  It is agreed that the Investment
Manager's  indemnification  obligations  under this  Section 14 will extend to  expenses  and costs  (including  reasonable attorneys fees) incurred by the Sub-Adviser as a result of any litigation  brought by the Investment  Manager  alleging the
Sub-Adviser's  failure to perform its obligations  and duties in the manner  required under this Agreement  unless judgment is rendered for the Investment Manager.

         Promptly after receipt by an indemnified  party under this Section 14 of notice of  commencement  of any action by any person  not a party to this  Agreement,  such  indemnified  party  will,  if a claim in  respect  thereof is to be made against the indemnifying  party under this Section 14, notify the indemnifying party of the commencement  thereof;  but the omission so to notify the  indemnifying  party will not relieve it from any liability  that it may have to any  indemnified party  otherwise  than under this  Section 14. In case any such action is brought  against any  indemnified  party,  and it notified the  indemnifying  party of the  commencement  thereof,  the  indemnifying  party will be entitled to  participate therein  and, to the extent that it may wish and unless the  indemnified  party  releases the  indemnifying  party from any further  obligations  under this  Section 14 in  connection  with that  action,  assume the defense  thereof,  with counsel satisfactory to such indemnified  party.  After notice from the  indemnifying  party of its intention to assume the defense of an  action,  the  indemnified  party  shall  bear  the  expenses  of any  additional  counsel  obtained  by it,  and the indemnifying  party  shall not be liable to such  indemnified  party  under this  section  for any legal or other  expenses subsequently  incurred by such  indemnified  party in connection with the defense  thereof other than  reasonable  costs of investigation.

15.      Conflict of Laws. The provisions of this Agreement shall be subject to all applicable  statutes,  laws,  rules and
         ----------------
regulations,  including,  without limitation,  the applicable  provisions of the ICA and rules and regulations  promulgated thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this  Agreement  shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

16.      Amendments,  Waivers, etc. Provisions of this Agreement may be changed,  waived,  discharged or terminated only by
         --------------------------
an instrument in writing signed by the party against which enforcement of the change,  waiver,  discharge or termination is sought.  This Agreement  (including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.      Governing  State Law. This  Agreement is made under,  and shall be governed by and  construed in accordance  with,
         --------------------
the laws of the State of Connecticut.

18.      Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this Agreement
         ------------
is held to be illegal or made invalid by court  decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                   FOR THE SUB-ADVISER:

___________________________________                           ___________________________________
Robert F. Gunia
Executive Vice President

Date:    ____________________________                                  Date:    ____________________________

Attest:  ____________________________                                  Attest:  ____________________________

                                                  American Skandia Trust
                                                 AST MFS Growth Portfolio
                                                  Sub-advisory Agreement

                                                         EXHIBIT A
                                                         ---------

         An annual rate equal to the following percentages of the combined average daily net assets of the Portfolio and all other domestic equity series of the Trust and American Skandia Advisor Funds, Inc. that are managed by Massachusetts
Financial Services Company: .40% of the portion of the combined average daily net assets not in excess of $300 million;
plus .375% of the portion over $300 million but not in excess of $600 million; plus .35% of the portion over $600 million but not in excess of $900 million; plus .325% of the portion over $900 million but not over $1.5 billion; plus .25% of the portion in excess of $1.5 billion.